SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
   [  ]    Preliminary Proxy Statement
   [  ]    Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
   [x]    Definitive Proxy Statement
   [  ]    Definitive Additional Materials
   [  ]    Soliciting Material Pursuant to <section> 240.14a-11(c) or
<section> 240.14a-12

                             AMSCAN HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)

    ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]    No fee required.

[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.
     1)  Title of each class of securities to which transaction applies:
          _____________________________________________
     2)  Aggregate number of securities to which transaction applies:
          _____________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          _____________________________________________
     4)  Proposed maximum aggregate value of transaction:
          _____________________________________________
     5)  Total fee paid:
          _____________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
          _____________________
     2)  Form, Schedule or Registration Statement No.:
          _____________________
     3)  Filing Party:
          _____________________
     4)  Date Filed:
          _____________________

                             AMSCAN HOLDINGS, INC.
                              80 Grasslands Road
                            Elmsford, New York 10523


                =============================================
                NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                         To be held on May 22, 1997
                =============================================

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of Amscan Holdings, Inc., a Delaware corporation (the "Company"), will be held at The Castle at Tarrytown, 400 Benedict Avenue, Tarrytown, New York 10591, on Thursday, May 22, 1997 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

      1. To elect one director of the Company to serve until the 2000 Annual Meeting of Stockholders of the Company;

      2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the year 1997; and

      2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 18, 1997 as the record date for determining the holders of Common Stock entitled to notice of, and to vote at, the Meeting.

      You are cordially invited to attend the Annual Meeting. If you expect to attend, please check the box on the back of the proxy. If you are unable to attend, or if you wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy to the Company in the enclosed envelope. If you attend the meeting, you may vote in person. Directions to The Castle at Tarrytown are included on the following page.


                                    By Order of the Board of Directors,


                                    James M. Harrison
                                    Secretary

Elmsford, New York
April 25, 1997

IMPORTANT:  Whether or not you plan to attend the Meeting in person, it is important that your shares be represented and voted at the Meeting. Accordingly, you are urged to read the enclosed Proxy Statement and sign, date and return the enclosed proxy promptly in the envelope provided, which requires no postage if mailed in the United States.

                       DIRECTIONS TO THE CASTLE AT TARRYTOWN
                  400 Benedict Avenue, Tarrytown, New York 10591
                          Telephone: (914) 631-1980

            From Connecticut or Northern Westchester. Merrit Parkway or Interstate 95 South or Interstate 684 South to Cross Westchester Expressway (Interstate 287) West. Take Exit 1, bear right onto Route 119 West. At second light, turn right onto Benedict Avenue. Again at second light turn left into 400 Benedict Avenue (opposite the entrance to Hackley School). Continue all the way up to The Castle.

            From New York City, West Side. West Side Highway becomes Henry Hudson Parkway becomes Saw Mill River Parkway. Continue north on the Saw Mill River Parkway to Exit 21W (Route 119 West, Tarrytown). Turn right onto Route
119. Go to the 5th traffic light, turn right onto Benedict Avenue. At second light turn left into 400 Benedict Avenue (opposite the entrance to Hackley School). Continue all the way up to The Castle.

            From New York City, East Side. FDR Drive/North to Major Deegan Expressway which becomes the New York State Thruway. Pay toll. Proceed to Exit 7A (Saw Mill River Parkway). Continue north on Saw Mill River Parkway to Exit 21W (Route 119 West, Tarrytown). Turn right on Route 119. Go to 5th traffic light, turn right onto Benedict Avenue. At second light, turn left into 400 Benedict Avenue (opposite entrance to Hackley School). Continue all the way up to The Castle.

            From Long Island. Throgs Neck Bridge or Whitestone Bridge to New England Thruway (Interstate 95) North or Hutchinson River Parkway North. Exit onto Cross Westchester Expressway (Interstate 287) West toward Tappan Zee Bridge. Take Exit 1, bear right onto Route 119 West. At second light, turn right onto Benedict Avenue. Again at second light turn left into 400 Benedict Avenue (opposite entrance to Hackley School). Continue all the way up to The Castle.

            From New Jersey. Garden State Parkway or Palisades Parkway to Interstate 287/87 East to Tappan Zee Bridge. After toll take first exit, Route 9 Tarrytown. At exit traffic light, turn right onto Route 9 North to fourth light. Turn right onto Benedict Avenue. At third light, turn right into 400 Benedict Avenue (opposite entrance to Hackley School). Continue all the way up to The Castle.

                             AMSCAN HOLDINGS, INC.
                              80 Grasslands Road
                            Elmsford, New York 10523


                              =================
                               PROXY STATEMENT
                              =================

            Annual Meeting of Stockholders To Be Held on May 22, 1997

      This Proxy Statement is being furnished by the Board of Directors of Amscan Holdings, Inc. (the "Company") to solicit proxies for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 22, 1997, at 10:00 a.m., Eastern Daylight Time, at The Castle at Tarrytown, 400 Benedict Avenue, Tarrytown, New York 10591.


SOLICITATION OF PROXIES

      All shares represented by duly executed proxies in the enclosed form which are received by the Company prior to the Meeting will be voted at the Meeting in accordance with the instructions contained on the proxy. There are boxes on the proxy card to vote for or to withhold authority to vote for the director nominee and to vote for or against or to abstain from voting on the proposal to ratify the selection of independent auditors. If no instructions are given, the persons named in the accompanying proxy intend to vote FOR the nominee named herein as a director of the Company and FOR the ratification of the selection of independent auditors.

      Any stockholder may revoke a proxy at any time prior to its exercise (i) by delivery of a later-dated proxy, (ii) by giving written notice of revocation to the Secretary of the Company at the address set forth above at any time before such proxy is voted or (iii) by voting in person at the Meeting. No proxy will be voted if the stockholder attends the Meeting and elects to vote in person.

      A copy of the 1996 Annual Report of the Company containing financial statements for the fiscal year ended December 31, 1996 is also enclosed. This Proxy Statement and the enclosed form of proxy and 1996 Annual Report are first being mailed to stockholders on or about April 25, 1997.

      The Board of Directors does not know of any matter other than the election of one director and the ratification of the selection of independent auditors that is expected to be presented for consideration at the Meeting


RECORD DATE, OUTSTANDING VOTING SECURITIES AND VOTES REQUIRED

      The Company's common stock, $0.10 par value per share (the "Company's Common Stock"), is the only outstanding class of voting securities of the Company. The record date for determining who is entitled to vote at the Meeting is the close of business on April 18, 1997 (the "Record Date"). As of the Record Date, 21,120,476 shares of the Company's Common Stock were outstanding. Each holder of the Company's Common Stock on the Record Date can cast one vote per share at the Meeting on each matter voted on.

      Holders of a majority of the shares entitled to vote must be present at the Meeting, in person or by proxy, so that a quorum may be present for the transaction of business. For purposes of determining a quorum, broker non-votes and abstentions will be considered present. The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock present at the Meeting, in person or by proxy, is necessary for the election of directors of the Company and of a majority of such holders is necessary for ratifying the selection of independent auditors. Abstentions from a proposal, as well as broker non-votes, are not considered as part of the shares present for voting purposes on that proposal.


ELECTION OF DIRECTORS

      The Company's Certificate of Incorporation provides for a Board of Directors of three classes as nearly equal in number as practicable. Directors are elected for three-year terms. At the Meeting, one person will be elected to serve as a director for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2000. The Board's nominee is John Tugwell, who is currently a director of the Company. Allyn H. Powell and Gerald C. Rittenberg are currently serving as directors of the Company for a term expiring at the Annual Meeting of Stockholders in 1998, and John A. Svenningsen and Frank A. Rosenberry are currently serving as directors of the Company for a term expiring at the Annual Meeting of Stockholders in 1999.

      Mr. Tugwell has consented to be nominated and, if elected, to serve as a director of the Company. Information about Mr. Tugwell and each incumbent director is listed below. Unless otherwise indicated in the footnotes below, each director has an address c/o the Company, 80 Grasslands Road, Elmsford, New York 10523.

Names of Incumbent Directors and Certain Information about Them

Nominee For Election For Term Expiring at the 2000 Annual Meeting

                                                                  SHARES
                                 PRINCIPAL OCCUPATIONS,          BENEFICIALLY
                                 OTHER DIRECTORSHIPS,            OWNED AND
NAME AND YEAR FIRST              AND POSITIONS WITH              PERCENT OF
BECAME A DIRECTOR          AGE   THE COMPANY                     CLASS(1)(2)

John Tugwell(a)(b)(d)      56    Mr. Tugwell has served as      300
1997                             the President and Chief        (less than 1%)
                                 Executive Officer of
                                 Fleet Bank National
                                 Association since
                                 May 1996.  Formerly,
                                 Mr. Tugwell served
                                 as the Chairman, Chief
                                 Executive of National
                                 Westminster Bancorp.  Mr.
                                 Tugwell serves on the
                                 boards of several
                                 economic and charitable
                                 organizations including
                                 New York Clearing House
                                 Committee, Boy Scouts of
                                 America and Cancer Care of
                                 New Jersey.

INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

                                                                  SHARES
                                 PRINCIPAL OCCUPATIONS,          BENEFICIALLY
                                 OTHER DIRECTORSHIPS,            OWNED AND
NAME AND YEAR FIRST              AND POSITIONS WITH              PERCENT OF
BECAME A DIRECTOR          AGE   THE COMPANY                     CLASS(1)(2)

Gerald C. Rittenberg       44    Mr. Rittenberg has served as      639,970
1996                             the President of the Company      (3.0%)(3)
                                 since October 1996, the
                                 month during which the
                                 Company was incorporated,
                                 and as the President of
                                 Amscan Inc., the Company's
                                 principal subsidiary, since
                                 April 1996.  From 1991 to
                                 April 1996, he was Executive
                                 Vice President- Product
                                 Development of Amscan Inc.
                                 and from 1990 to 1991 he was
                                 Vice President-Product
                                 Development of Amscan Inc.

Allyn H. Powell(a)(b)(c)   61    Mr. Powell has served as            1,000
1997                             President and Chief            (less than 1%)
                                 Executive of Cuthbertson
                                 Imports, an importer and
                                 distributor of fine china
                                 and gifts for the past
                                 twenty-two years.


INCUMBENT DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

                                                                  SHARES
                                 PRINCIPAL OCCUPATIONS,          BENEFICIALLY
                                 OTHER DIRECTORSHIPS,            OWNED AND
NAME AND YEAR FIRST              AND POSITIONS WITH              PERCENT OF
BECAME A DIRECTOR          AGE   THE COMPANY                     CLASS(1)(2)

John A. Svenningsen(c)(d)  65    Mr. Svenningsen has served     15,163,077
1996                             as the Chairman of the Board   (71.8%)(4)
                                 of Directors and Chief
                                 Executive Officer of the
                                 Company since October 1996,
                                 and served as Secretary of
                                 the Company from October
                                 1996 to mid-February 1997. Mr.
                                 Svenningsen is the Chairman
                                 of the Board of Directors and
                                 Chief Executive Officer of
                                 Amscan Inc.  He has served as
                                 Chief Executive Officer of
                                 Amscan Inc. since 1958 and
                                 served as President from
                                 1958 to April 1996.

Frank A.                   59    Mr. Rosenberry is currently         3,500
Rosenberry(a)(b)(c)(d)           a consultant.  He served as    (less than 1%)
1997                             President and Chief Executive
                                 Officer of The C.R. Gibson
                                 Company, a manufacturer and
                                 distributor of paper gift
                                 products, from 1988 to 1995.

---------------------
(1) The Company knows of no person other than John A. Svenningsen who owns more than 5% of the Company's Common Stock.

(2) A "beneficial owner" of a security for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, includes any person who, directly or indirectly, has or shares voting power and/or investment power, although not necessarily the economic benefit, with respect to that security. Information regarding beneficial ownership is given as of April 7, 1997. Unless otherwise indicated, each person listed has sole voting and investment power with respect to the shares shown opposite his name. None of the directors or nominees has the right to acquire shares within 60 days upon the exercise of options.

(3) Includes 93,380 shares owned by certain trusts for the benefit of Mr. Rittenberg's children for which Mr. Rittenberg is a co-trustee.

(4) Includes 138,461 shares owned by certain trusts for the benefit of Mr. Svenningsen's children for which Mr. Svenningsen is a co-trustee.

(a)  Member of the audit committee of the Board of Directors
(b)  Member of the stock option committee of the Board of Directors
(c)  Member of the nominating committee of the Board of Directors
(d)  Member of the compensation committee of the Board of Directors


      As of April 7, 1997, William S. Wilkey, Senior Vice President - Sales and Marketing of the Company, and James M. Harrison, Chief Financial Officer and Secretary of the Company, each beneficially owned 5,000 shares (less than 1%) of the Company's Common Stock. Each of Messrs. Wilkey and Harrison has sole voting and investment power with respect to such shares of the Company's Common
Stock.   Neither of Messrs. Wilkey or Harrison has the right to acquire shares of Common Stock within 60 days upon the exercise of options.

      As of April 7, 1997, the directors and executive officers of the Company as a group (7 persons) beneficially owned an aggregate of 15,816,847 shares (or 75.0%) of the Company's Common Stock. Of this total, individual members of the group have sole voting and investment power over 15,583,006 shares and shared voting and/or investment power over 233,841 shares.


                     MEETINGS OF THE BOARD OF DIRECTORS;
                    COMMITTEES OF THE BOARD OF DIRECTORS

      During 1996, the Board of Directors of the Company held one meeting and acted four times by written consent. There are currently four standing committees of the Board of Directors: the Audit Committee, the Stock Option Committee, the Nominating Committee and the Compensation Committee. During 1996, each current director who was a director during the most recent fiscal year attended all meetings of the Board and of committees on which he served.

      The Audit Committee is responsible for recommending to the Board of Directors the selection of independent auditors, consulting with the auditors on the plan of audit, reviewing with the auditors the proposed audited financial statements of the Company and reviewing and consulting on the adequacy of the Company's internal controls. The Audit Committee was established in February 1997.

      The Stock Option Committee is responsible for administering the Company's 1996 Stock Option Plan for Key Employees (the "Stock Option Plan"). The Stock Option Committee was established in November 1996 and consisted solely of Mr. Svenningsen until February 1997 when the current members were elected.

     The Nominating Committee is responsible for reviewing the performance of the directors of the Company and for making recommendations to the Board of Directors concerning the nomination of individuals to serve as directors of the Company. The Nominating Committee was established in February 1997. The

Nominating Committee will consider nominees recommended by stockholders. The procedures to be followed by a stockholder in submitting recommendations require, subject to applicable law, that such stockholder submit such nomination, together with the information about the proposed nominee which would need to be included in a proxy statement, to the Company's principal executive office. The nomination and related information must be received at the Company's main office not less than 60 nor more than 90 days prior to the proxy solicitation applicable to a meeting of stockholders at which directors are to be elected, or where such solicitation is not being made, not less than 70 nor more than 90 days prior to the date of the meeting.

      The Compensation Committee's function is to approve and recommend to the Board of Directors the compensation arrangements for key management personnel of the Company and its subsidiaries. The Compensation Committee is also responsible for making recommendations to the Board of Directors regarding the adoption of compensation plans for the benefit of directors, officers and other key employees of the Company and its subsidiaries. The Compensation Committee was established in February 1997.


                   SECTION 16(a) BENEFICIAL OWNERSHIP
                          REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, and written representations from certain reporting persons that no Form 5's were required, the Company believes that during 1996, all filing requirements under Section 16(a) applicable to its officers, directors and ten percent beneficial owners were complied with in a timely manner.


                               REPORT ON
                         EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors was formed in February 1997 and consists of John A. Svenningsen, Frank A. Rosenberry and John Tugwell. The Compensation Committee is responsible for recommending to the Board of Directors the Company's executive compensation programs.

      Compensation for 1995 and 1996 paid by the Company to its chief executive officer and the other executive officers named in the Summary Compensation Table was determined by Mr. Svenningsen as the sole director. Compensation arrangements in effect with Gerald C. Rittenberg and William S. Wilkey during these years were substantially modified in connection with the Company's initial public offering and should not be considered indicative of the future actions which might be taken by the Compensation Committee. Any action taken by the Compensation Committee would take into account the employment agreements between the Company and certain of its officers, including Mr. Svenningsen, Mr. Rittenberg, Mr. Wilkey and Mr. Harrison.

      One of the Company's equity-based incentive programs is the Company's Stock Option Plan. The realizable value of the stock options granted to executive officers under the Stock Option Plan is tied to the value of the Company's Common Stock, thus providing additional incentive for executives to increase stockholder value. Options granted under the Stock Option Plan generally have a term of ten years and vest over four years.

      In addition to the Stock Option Plan, the Company has adopted its Employee Stock Ownership Plan (the "ESOP") which covers substantially all of its full-time employees, including its executive officers. The proceeds of contributions to the ESOP are used to purchase shares of the Company's Common Stock, thereby increasing the executive's ownership position in the Company and providing further incentive for the executive to enhance stockholder value.


               EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information concerning the compensation earned for the past two years for the Chief Executive Officer and each other executive officer of the Company as of December 31, 1996, whose aggregate salary and bonus for 1996 exceeded $100,000. The amounts shown include compensation for services in all capacities that were provided to the Company or its subsidiaries. Unless otherwise indicated, amounts shown were paid by the Company's principal subsidiary, Amscan Inc.

                                                    LONG TERM
                        ANNUAL COMPENSATION        COMPENSATION
                                                   SECURITIES
NAME AND                                           UNDERLYING    ALL OTHER
PRINCIPAL POSITION    YEAR   SALARY    BONUS(1)     OPTIONS(2)   COMPENSATION(3)

John A. Svenningsen   1996  $315,609         $0(4)                 $ 5,939
Chief Executive       1995  $289,399         $0(4)                 $10,614
Officer and Chairman
of the Board


Gerald C.
Rittenberg           1996  $211,000  $2,800,000(5)                 $21,895
President            1995  $200,269  $1,682,000(5)                 $ 4,317


William S. Wilkey    1996    $181,000 $1,036,000(6)   100,000      $21,679
Senior Vice          1995    $172,500 $  757,000(6)                $ 4,317
President Sales
and Marketing


James M. Harrison    1996(7) $ 62,500 $   50,000       50,000           $0
Chief Financial
Officer

----------------------

(1) Represents amounts earned with respect to the years indicated, whether paid or accrued.

(2) Reflects options granted pursuant to the Stock Option Plan at an exercise price equal to the fair market value on the date of grant.

(3) Represents contributions by the Company under the Profit Sharing and Savings Plan maintained by the Company's principal subsidiary, Amscan Inc., and under the ESOP, as well as insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

(4) Prior to the initial public offering of the Common Stock which was consummated in December 1996 certain entities which are now subsidiaries of the Company elected to be taxed as Subchapter S corporations under the Internal Revenue Code. Mr. Svenningsen received $11,009,000 and $15,841,000 in 1995 and 1996, respectively. Such amounts represented distributions to him as a Subchapter S shareholder and, with respect to 1996, additional distributions of accumulated capital and previously-taxed earnings in conjunction with the initial public offering.

(5) Represents bonuses earned by Mr. Rittenberg pursuant to his prior employment agreement with Amscan Inc. which terminated in December 1996 in connection with the Company's initial public offering.

(6) Represents bonuses earned by Mr. Wilkey pursuant to an employment agreement with Amscan Inc. which expired on December 31, 1996.

(7)   Mr. Harrison became an employee and Chief Financial Officer on August 1,
      1996.


OPTION GRANTS TABLE

      The following table sets forth information concerning stock options which were granted during 1996 to the executive officers named in the Summary Compensation Table. The options were granted pursuant to the Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                         Potential Realizable
                                                            Value at Assumed
                                                            Annual Rates of
                                                             Stock Price
                                                            Appreciation for
                                                              Option Term
(a)         (b)         (c)         (d)         (e)         (f)         (g)

                       % of
                      Total
                      Options
                      Granted to              Expiration
          Options     Employees in  Exercise  Date of
Name      Granted(1)  Fiscal Year   Price     Options        5%         10%

William S.                                     December
Wilkey     100,000      23.5%       $12        19, 2006   $754,673   $1,912,491

James M.                                       December
Harrison    50,000      11.8%       $12        19, 2006   $377.337     $956,245

(1) All stock options listed in this column are exercisable ratably over four years beginning one year from the date of the grant, and expire ten years after the date of the grant. To the extent permitted under the Internal Revenue Code, such options are incentive stock options.


                         FISCAL YEAR-END OPTION VALUES

                                      Number of Unexercised Options at
                                    Year End (Exercisable/Non-Exercisable)

William S. Wilkey                              100,000
James M. Harrison                              50,000


      At December 31, 1996, the fair market value of the Company's Common Stock was $12 per share, an amount equal to the exercise price of each of the options granted to Mr. Wilkey and Mr. Harrison. As a result, none of such options was "in the money" at December 31, 1996.

      No options were exercised in the most recent fiscal year.

      Set forth below are descriptions of the Company's employment agreements with John A. Svenningsen, Gerald C. Rittenberg, William S. Wilkey and James M. Harrison.

      JOHN A. SVENNINGSEN. Mr. Svenningsen entered into an employment agreement with the Company for a term of three years commencing on December 24, 1996. Pursuant to the terms of this Agreement, Mr. Svenningsen serves as Chief Executive Officer and Chairman of the Board of Directors of the Company. The agreement provides for a base annual salary of $300,000, which will be increased by 5% each successive year during the term of the agreement. The Company may terminate Mr. Svenningsen's employment upon Mr. Svenningsen's death or for "cause." Upon termination of employment, Mr. Svenningsen may not, for a period of three years, be employed by or associated in any manner with any other business which is competitive with the Company.

      GERALD C. RITTENBERG. Mr. Rittenberg entered into an employment with the Company for a term of three years commencing on December 24, 1996. Under the terms of this agreement Mr. Rittenberg is employed as President of the Company at a base annual salary of $220,000. Mr. Rittenberg's salary will be increased by 5% each successive year during the term of the agreement. This agreement may be terminated by the Company upon the death of Mr. Rittenberg or for "cause." The agreement also provides that upon termination of employment, Mr. Rittenberg may not be employed by, or be associated in any manner with, any other business which is competitive with the Company for a period of three years.

      Mr. Rittenberg's agreement was made in conjunction with an agreement among Amscan Inc., Mr. Svenningsen and Mr. Rittenberg whereby Mr. Rittenberg agreed to terminate his prior employment agreement which provided for Mr. Rittenberg to receive (a) a bonus in an amount equal to 10% of the aggregate net profits of Amscan Inc. and certain affiliates (as defined in the agreement), (b) 5% of the net selling price upon the sale of Amscan Inc. or the sale by Mr. Svenningsen of substantially all of his stock in Amscan Inc. and
(c) in the event of an initial public offering of the stock of Amscan Inc., shares of the stock of Amscan Inc. equal to 5% of the shares of stock of Amscan Inc. issued and outstanding immediately following the consummation of the initial public offering. In exchange for the relinquishment of such rights, Mr. Rittenberg received a cash payment of $3.4 million and a number of shares of stock of Amscan Inc., which shares he exchanged for 660,000 shares of Common Stock representing approximately 3% of the Company's Common Stock outstanding after consummation of the initial public offering. The Company has granted Mr. Rittenberg certain rights to require the Company to register the offer and sale of the Company's Common Stock owned by Mr. Rittenberg under the Securities Act of 1933.

      WILLIAM S. WILKEY. Mr. Wilkey entered into an employment agreement which commenced on January 1, 1997. Under the terms of this agreement Mr. Wilkey is employed as Senior Vice President-Sales and Marketing of the Company for a period of five years. Mr. Wilkey will receive an initial base salary of $200,000 for 1997, which will be increased by 5% each successive year during the term of the agreement. In addition, Mr. Wilkey is entitled to receive an annual bonus which will be determined by a formula which takes into account the amount by which sales and profits are increased on a year to year basis. Mr. Wilkey's agreement also provides that upon termination of employment he may not for a period of three years be employed by, or associated in any manner with, any business which is competitive with the Company. This agreement may be terminated by the Company upon the death or permanent disability of Mr. Wilkey or for "cause." Mr. Wilkey's previous employment agreement, which expired on December 31, 1996, provided that in addition to a base salary, he was entitled to receive an amount equal to 5% of the aggregate net profits of Amscan Inc. and certain affiliates.

      JAMES M. HARRISON. Mr. Harrison entered into an agreement with Amscan Inc. whereby he is employed as the Chief Financial Officer of Amscan Inc. The agreement, which commenced August 1, 1996, provides for a base salary of $150,000 and a guaranteed bonus for the first year of $50,000. Pursuant to an agreement dated as of February 1, 1997 which will become effective June 1, 1997, Mr. Harrison will be employed as the Chief Financial Officer of the Company for a term of four years. The term will automatically be extended for successive one-year periods unless either party gives 12 months' notice of an intent not to extend the term. Mr. Harrison will receive an initial base salary of $215,000 for 1997, which will be increased by 5% each successive year during the term of the agreement. In addition, Mr. Harrison will be entitled to an annual bonus equal to a percentage of his base salary for the year. The percentage will be equal to three times the increase in the Company's Net Income (as defined in the agreement) over its Net Income for the immediately preceding year. Mr. Harrison's agreement also provides that upon termination of employment he may not for a period of three years be employed by, or associated in any manner with, any business which is competitive with the Company. This agreement may be terminated by the Company upon the death or permanent disability of Mr. Harrison or for "cause." If the agreement is terminated by the Company for any other reason, Mr. Harrison is entitled to his base salary for the balance of the term of the agreement, but in no event less than 12 months' base salary and a pro rated portion of the bonus he would otherwise have been entitled to for the year in which termination occurs. If the Company terminates Mr. Harrison's employment following a Potential Change of Control (as defined) other than because of Mr. Harrison's death or because of Special Cause or Special Disability (as defined), Mr. Harrison would be entitled to a lump-sum payment (the "Change of Control Termination Payment") equal to three times the sum of his then base salary and the average bonus for the three full years prior to termination. In the event of certain transactions relating to a Change of Control of the Company, Mr. Harrison would be entitled to a payment (the "Change of Control Payment") based on a formula. The Change of Control Payment would be equal to $500,000 for each $1 by which the price per share paid in the Change of Control transaction exceeds a 90-day average price of the Company's Common Stock, subject to certain minimum and maximum amounts. If Mr. Harrison's employment is terminated following a Change in Control, Mr. Harrison would be entitled to receive an amount equal to the excess, if any, of the Change of Control Termination Payment over the Change of Control Payment.

COMPENSATION OF DIRECTORS

      Employee directors receive no additional compensation for serving on the Board of Directors or its committees. The Company compensates directors who are not employees of the Company in the amount of $1,000 for each meeting of the Board of Directors attended and $1,000 for each meeting of the Audit Committee and the Nominating Committee attended. In addition, the Board of Directors has determined that each director of the Company at or near the end of each year will receive as additional compensation for service as a director during such year, a number of shares of the Company's Common Stock equal to the director's fees paid to such director in cash for meetings attended during such fiscal year divided by the fair market value of a share of the Company's Common Stock on the date of issuance. All directors will be reimbursed for expenses incurred in attending Board of Directors and committee meetings.


                            PERFORMANCE GRAPH

      Since the Company's Common Stock began trading on the NASDAQ National Market on December 19, 1996, a graph indicating the relative performance of the Company's Common Stock price to other standard measures has not been included. Any such graph would provide no meaningful information since, as of December 31, 1996, the Company's Common Stock had been publicly traded for a period of only 13 days (including only eight trading days).


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1996, the Company had no compensation committee. John A. Svenningsen, the Chairman of the Board and Chief Executive Officer of the Company, participated in deliberations concerning executive compensation. The current members of the Compensation Committee are John A. Svenningsen , Frank
A. Rosenberry and John Tugwell. See "Certain Relationships and Related Transactions."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company leases certain of its facilities from Mr. Svenningsen or from entities that Mr. Svenningsen either owns directly or in which he has a direct or indirect beneficial interest. The Company pays rent and expenses for those facilities on terms which it believes are at least as favorable to the Company as the terms which would have been available for leases negotiated with unaffiliated persons at the inception of each lease. Mr. Svenningsen has indicated that he will recuse himself from any decision of the Board of Directors of the Company relating to the terms and conditions of any such leases, or any renewals thereof.

      In March 1996, the Company began leasing approximately 45,000 square feet for the Company's administrative headquarters in an office building of approximately 90,000 square feet in Elmsford, New York. The building is owned by a limited liability company which is 79%-owned by a trust established for the benefit of Mr. Svenningsen's children, 20%-owned by a trust established for the benefit of Mr. Svenningsen's sister's children and 1%-owned by a corporation owned by Mr. Svenningsen. Rent expense relating to this lease was $752,000 for the year ended December 31, 1996. This lease, as amended, provides for annual rent of $1,003,000 and has a term which expires on February 28, 2001. In addition, the Company has options to renew for three five-year periods at market rental. Prior to March 1996, the Company's headquarters had been in a facility owned by Mr. Svenningsen. Rent expense related to that facility was $196,000 for the year ended December 31, 1996.

      The Company leases a 212,000 square foot warehouse in Temecula, California from Mr. Svenningsen. Rent expense related to this warehouse was $1,186,000 for the year ended December 31, 1996. The expiration date of this lease, as amended, is February 28, 2000; however, the Company has options to renew at market rental for two additional five-year periods.

      The aggregate rent paid to Mr. Svenningsen or the entities owned directly or indirectly by him for 1996 was $2,134,000. Future minimum lease payments to Mr. Svenningsen and such entities for 1997, 1998, 1999, 2000 and 2001 are $2,246,000, $2,309,000, $2,374,000, $1,239,000 and $167,000, respectively.

      The Company and Mr. Svenningsen have entered into an agreement pursuant to which Mr. Svenningsen may seek reimbursement from the Company for any income tax obligation attributable to any period prior to the organization of the Company in December 1996 (including any gross-up for additional taxes), but only to the extent that such tax is attributable to income that was not distributed to Mr. Svenningsen. Alternatively, in the event that the status of Amscan Inc. and certain other subsidiaries of the Company, including Am-Source, Inc., JCS Realty Corp. or SSY Realty Corp. as a Subchapter S corporation is not respected, the Company may seek reimbursement from Mr. Svenningsen, but only to the extent that Mr. Svenningsen is entitled to a tax refund attributable to amounts he previously included in income in his capacity as a stockholder of such corporations.

      Ya Otta Pinata, a California corporation which is now 100% owned by Mr. Svenningsen ("Ya Otta"), manufactures pinatas which historically have been sold by the Company's sales force with no commissions charged to Ya Otta. After the organization of the Company, the Company's sales force continued to sell pinatas manufactured by Ya Otta and on any sales after such organization, the Company receives a 5% sales commission. For the year ended December 31, 1996, sales by Ya Otta were approximately $3,650,000.

      The Company has entered into a revolving credit agreement with several banks, including Fleet Bank National Association ("Fleet"). Mr. Tugwell is President and Chief Executive Officer of Fleet. Such revolving credit agreement expires on September 20, 2000 and is collateralized by a first lien on certain of the assets of the Company. The revolving credit agreement provides for interest on the borrowings to be based on either a prime borrowing rate or LIBOR plus 0.875%, whichever is lower. Fleet provides 41.66% of the credit under the revolving credit agreement. At December 31, 1996, the Company was indebted to Fleet in the amount of $12,061,000.

      The Company has agreed to indemnify each director pursuant to an Indemnification Agreement with such director from and against any and all expenses, losses, claims, damages and liabilities incurred by such director for or as a result of actions taken or not taken while such director was acting in his or her capacity as a director of the Company.


                             INDEPENDENT AUDITORS

      The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the year 1997 and/or until their successors are selected, subject to stockholder ratification of such appointment. KPMG Peat Marwick LLP has served as the independent auditor for the Company or its predecessors since 1993. Representatives of KPMG Peat Marwick LLP will be present at the Meeting and will have an opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions raised orally at the Meeting or submitted in writing prior thereto.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR 1997.


                               OTHER MATTERS

      The Board of Directors knows of no other matters to be voted on at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their best judgment.


                          STOCKHOLDER PROPOSALS

      Proposals by eligible stockholders of the Company intended to be presented at the Annual Meeting of Stockholders to be held in 1998 must be addressed to the Company at its address on the first page of this Proxy Statement. Such proposals must be received no later than December 26, 1997 for inclusion in the Proxy Statement and form of proxy for that meeting. In addition, the By-Laws of the Company require stockholders seeking to bring business before an annual meeting, or to nominate candidates for election as directors, must provide notice thereof not less than 60 days nor more than 90 days prior to the date of the proxy solicitation. These notice provisions are in addition to any other notice requirements provided by applicable law or regulation.


                        EXPENSES AND SOLICITATION

      The Company will pay the cost of soliciting proxies, including expenses for the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. Solicitation of proxies will be primarily by mail. However, proxies may also be solicited by directors, officers and regular employees of the Company (who will not be specifically compensated for soliciting proxies) by telephone or otherwise. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Company's Common Stock, and the Company will reimburse them for their expenses.


THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON FURNISHED A COPY OF THIS PROXY STATEMENT, UPON HIS OR HER WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR 1996. SUCH WRITTEN REQUEST MUST INCLUDE A GOOD FAITH

REPRESENTATION THAT, AS OF APRIL 18, 1997 (THE RECORD DATE), THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT THE 1997 ANNUAL MEETING OF THE COMPANY'S STOCKHOLDERS AND MUST BE DIRECTED TO:

                       Mr. James M. Harrison, Secretary
                            Amscan Holdings, Inc.
                             80 Grasslands Road
                           Elmsford, New York 10583


COPIES OF SAID FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO, IF ANY, BUT WILL INCLUDE A LIST DESCRIBING ALL OF THE EXHIBITS NOT INCLUDED, COPIES OF WHICH WILL BE AVAILABLE AT A COST OF ONE DOLLAR PER PAGE.


                                    By Order of the Board of Directors,




                                    James M. Harrison
                                    Secretary



Elmsford, New York
April 25, 1997

                              AMSCAN HOLDINGS, INC.
                  80 Grasslands Road, Elmsford New York 10523

PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 1997.

      The undersigned hereby appoints John A. Svenningsen, Gerald C. Rittenberg and James M. Harrison, and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock of Amscan Holdings, Inc. (the "Company") which the undersigned may be entitled to vote at the 1997 Annual Meeting of Stockholders of the Company to be held at the The Castle at Tarrytown, 400 Benedict Avenue, Tarrytown, New York 10591, at 10:00 a.m., Eastern Daylight Time, on May 22, 1997 or any adjournment thereof as follows:

                          (Continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

      1. The election of one director of the Company to serve until the 2000 Annual Meeting of Stockholders of the Company:

FOR nominee John Tugwell  [  ]

WITHHOLD AUTHORITY for nominee John Tugwell [  ]


      2. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the year ending December 31, 1997:

            FOR [  ]        AGAINST [  ]          ABSTAIN [  ]


      3. In their discretion the proxies are authorized to vote upon such other business as may properly come before the 1997 Annual Meeting of Stockholders or any adjournment thereof.


                                    To help our preparations for the
                                    meeting, please check here if you
                                    plan to attend.  [  ]

      The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement.

Signature ---------------------------------------------------------(L.S.)

Signature ---------------------------------------------------------(L.S.)

Dated -----------------------, 1997


                                    Please sign exactly as your name(s)
                                    appear(s) hereon.  When signing as
                                    attorney, executor, administrator, trustee, guardian or for a corporation, please give your full title as such. If shares are owned jointly, both owners should sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.